UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 24, 2024
Brixmor Property Group Inc.
Brixmor Operating Partnership LP
(Exact Name of Registrant as Specified in Charter)

Maryland	001-36160	45-2433192
Delaware	333-256637-01	80-0831163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
450 Lexington Avenue
New York, New York 10017
(Address of Principal Executive Offices, and Zip Code)
(212) 869-3000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BRX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Brixmor Property Group Inc. Yes ☐ No ☑              Brixmor Operating Partnership LP Yes ☐ No ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Brixmor Property Group Inc. ☐                     Brixmor Operating Partnership LP ☐

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Executive Promotions

On July 24, 2024, the Board of Directors (the “Board”) of Brixmor Property Group Inc. (the “Company”) promoted (i) Brian T. Finnegan, currently the Company’s Senior Executive Vice President and Chief Operating Officer, to President and Chief Operating Officer, (ii) Steven T. Gallagher, currently the Company’s Senior Vice President, Chief Accounting Officer, and interim Chief Financial Officer and Treasurer, to Executive Vice President, Chief Financial Officer and Treasurer, (iii) Kevin Brydzinski, currently the Company’s Senior Vice President, Corporate Accounting & Reporting, to Senior Vice President, Chief Accounting Officer and (iv) Helane G. Stein, currently the Company’s Senior Vice President, Chief Information Officer, to Executive Vice President, Chief Information Officer, each of such promotions to be effective immediately. James M. Taylor Jr. will continue to serve as the Company’s Chief Executive Officer.

Mr. Finnegan, age 43, has served as the Company’s Senior Executive Vice President and Chief Operating Officer since September 2023 and previously served as the Company’s interim Chief Executive Officer and President from April 2024 to May 2024, Executive Vice President, Chief Revenue Officer from February 2020 until September 2023, and has held various other positions at the Company since 2006.

Mr. Gallagher, age 42, has served as the Company’s Senior Vice President, Chief Accounting Officer since March 2017 and interim Chief Financial Officer and Treasurer since January 2024.

Mr. Brydzinski, age 40, has served as the Company’s Senior Vice President, Corporate Accounting & Reporting since March 2018 and has held various other positions at the Company since 2013.

Ms. Stein, age 57, has served as the Company’s Senior Vice President, Chief Information Officer since 2015.

Neither Messrs. Finnegan, Gallagher or Brydzinski nor Ms. Stein have any family relationship with any of the current officers or directors of the Company. There were no arrangements or understandings between any of such individuals and any other person pursuant to which any of such individuals were promoted. No such individual has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Finnegan and Gallagher Employment Agreements

In connection with the promotions described above, effective July 24, 2024 (the “Effective Date”), the Company entered into employment agreements with Messrs. Finnegan and Gallagher (the “Finnegan Employment Agreement” and the “Gallagher Employment Agreement”, respectively, and together, the “Employment Agreements”). As of the Effective Date, the “Finnegan Employment Agreement” amends and restates the employment agreement dated December 5, 2014, and the First Amendment thereto dated September 27, 2023, between the Company and Mr. Finnegan, and the Gallagher Employment Agreement terminates and supplants the letter agreement, dated April 30, 2024, by and between the Mr. Gallagher and the Company. The terms of the Employment Agreements, which are summarized below, are substantially similar, except for the differences noted below.

The term of employment under the Employment Agreements begins on the Effective Date and ends on the third anniversary of the Effective Date (the “Employment Term”). In addition, the Employment Agreements establish the minimum amount of base salary at $650,000 for Mr. Finnegan and $475,000 for Mr. Gallagher, set annual cash bonus percentages at 75%, 100% and 150% of base salary for Mr. Finnegan and 75%, 100% and 125% of base salary for Mr. Gallagher for threshold, target and maximum performance, respectively, and set the minimum amount at target level for annual equity compensation at $1,800,000 for Mr. Finnegan and $800,000 for Mr. Gallagher, commencing with the annual equity grant to be made in 2025.

During the Employment Term, Messrs. Finnegan and Gallagher will be entitled to participate in the Company’s employee benefit, fringe and perquisite plans, practices, policies and arrangements as in effect from time to time on generally the same terms and conditions as such benefits are made available to other senior executives.

The Employment Term may be terminated by the Company or the executives at any time and for any reason; provided that each executive will be required to give the Company at least 60 days’ advance written notice of any resignation of his employment (other than as a result of a Constructive Termination (as defined in the Employment Agreements)) and the Company will be required to give the executives at least 60 days’ advance written notice of a termination without Cause (as defined in the Employment Agreements). If either executive is terminated for Cause or resigns by reason other than as a result of Constructive Termination, he will be entitled to receive his base salary through the date of termination, reimbursement of business expenses and employee benefits as to which he may be entitled under employee benefit plans (collectively, the “Accrued Rights”). Mr. Finnegan will also be entitled to his Completed Prior Year Bonus (defined below), if any. If either executive is terminated by reason of disability (as defined in the Employment Agreements) or death, he will be entitled to receive: (i) the Accrued Rights; (ii) the Annual Target Bonus (as defined in the Employment Agreements), prorated for the number of days during the fiscal year he was employed prior to the termination (the “Pro-Rated Bonus”); (iii) any earned but unpaid Annual Bonus with respect to the previous fiscal year (the “Completed Prior Year Bonus”); and (iv) certain death or disability benefits. If either executive is terminated without Cause or resigns by reason of Constructive Termination, he will be entitled to receive: (i) the Accrued Rights; (ii) the Pro-Rated Bonus; (iii) the Completed Prior Year Bonus; (iv) continuing medical, vision and dental coverage contingent on the executive electing continuation coverage under COBRA (including dependent coverage) for 12 months following termination (with the Company reimbursing the executive for the amount of the monthly COBRA premiums in excess of the amount paid by the executive on a monthly premium basis immediately prior to the date of termination); and (v) a lump-sum cash payment equal to the sum of (x) 200% of the executive’s base salary as of the date immediately prior to his termination of employment and (y) the sum of the executives Annual Bonuses payable (if any) in respect of the two fiscal years (the “Reference Fiscal Years”) immediately prior to the date of his termination of employment (provided, that for Mr. Gallagher, Annual Target Bonus shall be used for this clause (y) if the date of termination occurs in 2024 or 2025 and otherwise the Annual Bonus amount shall be annualized for any partial fiscal year).

To the fullest extent permitted by applicable law, and the Company’s charter and bylaws, the Company has also agreed to indemnify the executives for certain liabilities and expenses incurred as a result of actions brought, or threatened to be brought, against the executives in connection with their status or service as officers of the Company and to advance expenses incurred as a result of any proceeding for which they may be entitled to indemnification.

The Employment Agreements also contains restrictive covenants, including a covenant on confidentiality of information, and covenants related to non-competition and non-solicitation of the Company’s employees, along with other customary terms.

The foregoing summary of the Employment Agreements is qualified in its entirety by the full text thereof, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 24, 2024, the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, approved amended and restated bylaws (the “Bylaws”), effective July 24, 2024, that, among other things:

•address issues related to recent rules of the U.S. Securities and Exchange Commission that require the use of universal proxy cards, including requiring stockholders to comply with the procedural requirements set forth in such rules, limiting the number of nominees proposed by a stockholder to the total number of directors to be elected at the meeting, clarifying that no substitute nominees are allowed after the expiration of the deadline for submitting nominees under the Bylaws, requiring that nominating stockholders update submissions relating to nominees so that they are true and correct, and clarifying that defective stockholder nominations and proposals shall be disregarded; and

•update the Bylaws to conform to Maryland law changes related to holding virtual meetings of stockholders.

The foregoing summary of the Bylaws is qualified in its entirety by the full text thereof, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

(d)     The following exhibits are attached to this Current Report on Form 8-K

3.1	Third Amended and Restated Bylaws of Brixmor Property Group Inc., dated as of July 24, 2024
10.1	Amended and Restated Employment Agreement, dated July 24, 2024, by and between Brixmor Property Group Inc. and Brian T. Finnegan
10.2	Employment Agreement, dated July 24, 2024, by and between Brixmor Property Group Inc. and Steven T. Gallagher

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: July 30, 2024	BRIXMOR PROPERTY GROUP INC.

	By:	/s/ Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President,
General Counsel and Secretary

BRIXMOR OPERATING PARTNERSHIP LP

	By:	Brixmor OP GP LLC, its general partner

	By:	BPG Subsidiary LLC, its sole member

	By:	/s/ Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President,
General Counsel and Secretary